Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amended Annual Report to Shareholders (Form 10-K/A (Amendment No. 1)) of Summit Financial Group, Inc. and subsidiaries of our reports, dated September 25, 2007, with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting (as restated) and the effectiveness of internal control over financial reporting as of and for the year ended December 31, 2006.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-99291) pertaining to the 1998 Officer Stock Option Plan of Summit Financial Group, Inc. and subsidiaries of our reports, dated September 25, 2007, with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting (as restated) and the effectiveness of internal control over financial reporting as of and for the year ended December 31, 2006.

ARNETT & FOSTER, P.L.L.C.

Charleston, West Virginia
September 25, 2007